Exhibit 10(ab)

AWARD AGREEMENT - DIRECTORS
(For Service-Based Restricted Stock Units Award)

To:    [_______________]                Number: [_____]
(Name of Award Recipient)
    Date of Grant: [__________]

There hereby is granted to you, as a Director of Invacare Corporation (“Invacare”), an award of XX,XXX Restricted Stock Units. This award is granted to you pursuant to the Invacare Corporation 2013 Equity Compensation Plan (the “Plan”) and is subject to the terms and conditions set forth below and in the Plan. This award is granted for valuable services to be rendered by you to Invacare. Please acknowledge your acceptance of the terms of this award by signing below.

/s/ Patricia Stumpp

Patricia Stumpp
Sr. Vice President of Human Resources

I. VESTING AND DELIVERY OF SHARES
Subject to your continuous service with Invacare (except as provided in Article II) through May __, 2018 (the “Vesting Date”), you will be entitled to receive a number of shares of Invacare common stock (the “Shares”) equal to 100% of the Restricted Stock Units (“RSUs”) granted hereunder. The Shares will be delivered to you no later than sixty (60) days following the Vesting Date, subject to any applicable withholding.

II. TERM OF AWARD
If, prior to the Vesting Date, you cease to be a Director for any reason other than Retirement, death or Disability, you will forfeit any and all rights you have to the RSUs.

If, prior to the Vesting Date, you die or become Disabled while you are a Director, you, or your estate or personal representative, shall become vested in 100% of the RSUs. If your RSUs vest due to your death or Disability, the underlying Shares shall be delivered to you or your personal representative or estate no later than sixty (60) days after the date of your death or Disability. For purposes of this Agreement, “Disabled” or “Disability” means (i) a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months and that results in the your being unable to engage in any substantial gainful activity; or (ii) you are determined to be totally disabled by the Social Security Administration.

If you Retire prior to the Vesting Date, you will not forfeit the RSUs and the RSUs will continue to vest as if you remained a Director. The underlying Shares shall be delivered to you no later than sixty (60) days following the Vesting Date defined in Article I. For purposes of this Agreement, “Retirement” or “Retire” means your voluntary cessation of service as a Director of Invacare after you have attained either (i) age fifty-five (55) with ten (10) years of service to Invacare (including service as an employee) or (ii) age sixty-five (65) with five (5) years of service to Invacare (including service as an employee).

If, prior to the Vesting Date, the Compensation and Management Development Committee of the Board of Directors of Invacare (the “Committee”) finds that you intentionally committed an act materially inimical to the interests of Invacare or a subsidiary, you shall forfeit all of the RSUs as of the time you committed such act, as determined by the Committee.

III. TERMINATION OF AWARD UNDER
CERTAIN CIRCUMSTANCES
The Committee may cancel your award at any time prior to the Vesting Date, in which case you shall forfeit all of the RSUs as of the date of such cancellation, if you are not in compliance with all applicable provisions of this Agreement or the Plan or if you, without the prior written consent of the Committee, engage in any of the following activities: (i) you render services for an organization, or engage in a business, that is, in the judgment of the Committee, in competition with Invacare; or (ii) you disclose to anyone outside of Invacare, or use for any purpose other than Invacare's business, any confidential information or material relating to Invacare, whether acquired by you during or after service with Invacare, in a fashion or with a result that is or may be injurious to the best interests of Invacare, as determined by the Committee.

The Committee may, in its discretion and as a condition to the continuance of this award, require you to represent in writing that you are in compliance with all applicable provisions of this Agreement and the Plan and have not engaged in any activities referred to in clauses (i) and (ii) above.

IV. NO SHAREHOLDER RIGHTS
The RSUs shall not entitle you to vote or receive any dividends with respect to the Shares underlying the RSUs prior to the Vesting Date. Upon the vesting of the RSUs and the delivery of Shares to you, you shall become entitled to full shareholder rights with respect to such Shares.

V. TRANSFERABILITY
This Agreement shall be binding upon and inure to the benefit of any successor of Invacare and your heirs, estate and personal representative. Your award shall not be transferable other than by will or the laws of descent and distribution.

VI. ADJUSTMENTS OR AMENDMENTS
Subject to Section 4.06 of the Plan, in the event that, subsequent to the date of this Agreement and prior to the Vesting Date, the outstanding common shares of Invacare are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange of other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, liquidation, dissolution, sale of assets or other such change, including, without limitation, any transaction described in Section 424(a) of the Internal Revenue Code (the “Code”), increased, decreased, changed into or exchanged for a different number or kind of shares of stock or other securities of Invacare or another entity or converted into cash, then, except as otherwise provided below, there shall automatically be substituted for each Invacare common share subject to the award, the amount of cash or other securities or property into which each outstanding Invacare common share shall be converted or exchanged. Notwithstanding the preceding provisions of this Paragraph VI, the Committee may, in its sole discretion, make other adjustments or amendments to the securities subject to the award and/or amend the provisions of the Plan and/or this Agreement (including, without limitation, accelerating the date on which RSUs shall vest), to the extent appropriate, equitable and in compliance with the provisions of Sections 409A to the extent applicable and any such adjustment or amendment shall be final, binding and conclusive. Any such adjustment or amendment shall provide for the elimination of fractional shares.

VII. PROVISIONS OF PLAN CONTROL

This Agreement is subject to all of the terms, conditions and provisions of the Plan (all of which are incorporated herein by reference) and to such rules, regulations, and interpretations related to the Plan as may be adopted by the Committee and as may be in effect from time to time. In the event and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions, and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Committee has authority to interpret and construe any provision of this Agreement and its interpretation and construction shall be binding and conclusive.

VIII. LIABILITY
The liability of Invacare under this Agreement and any distribution of Shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of this Agreement shall be construed to impose any liability on Invacare, its officers, employees or any subsidiary with respect to any loss, cost or expense which you may incur in connection with or arising out of any transaction in connection with this Agreement.

IX. WITHHOLDING
You agree that, as a condition to your receipt of the Shares upon vesting of the RSUs hereunder, Invacare may make appropriate provision for tax withholding, if required, with respect to the transactions contemplated by this Agreement.

X. SECTION 409A OF THE CODE. It is intended that this Agreement and the payments hereunder meet the requirements for compliance with (or exemption from) Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Section 409A”), and this Agreement shall be so interpreted and administered. With respect to any payment hereunder that constitutes “deferred compensation” for purposes of Section 409A, neither Invacare nor you may accelerate or defer the time of any payment, except to the extent acceleration or deferral is permitted by or complies with the requirements of Section 409A and the regulations and other guidance promulgated thereunder. In addition to the general amendment rights of Invacare with respect to the Plan, Invacare specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Agreement or any related document as it deems necessary or desirable to more fully address issues in connection with exemption from (or compliance with) Section 409A and other laws. In no event, however, shall this section or any other provisions of this Agreement be construed to require Invacare to provide any gross‑up for the tax consequences of any provisions of, or payments under, this Agreement. Except as may be provided in another agreement to which Invacare is bound, Invacare and its affiliates shall have no responsibility for tax or legal consequences to you (or your beneficiaries) resulting from the terms or operation of this Agreement or the Plan.

ACCEPTANCE

The undersigned hereby accepts the terms of the Service-Based Restricted Stock Units award granted herein and acknowledges receipt of a copy of the Invacare Corporation 2013 Equity Compensation Plan.

_________________________ ___________________
(Signature of Award Recipient)     (Date)